(d)(4)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING VARIABLE PORTFOLIOS, INC.

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Adviser Class	Class I	Class S
ING VP Global Science and Technology Portfolio[1] Term Expires May 1, 2010	1.55%	1.05%	1.30%

ING VP Growth Portfolio Initial Term Expires May 1, 2006	1.30%	0.80%	1.05%

ING VP Index Plus LargeCap Portfolio Initial Term Expires May 1, 2006	1.05%	0.55%	0.80%

ING VP Index Plus MidCap Portfolio Initial Term Expires May 1, 2006	1.10%	0.60%	0.85%

ING VP Index Plus SmallCap Portfolio Initial Term Expires May 1, 2006	1.10%	0.60%	0.85%

ING VP International Equity Portfolio Initial Term Expires May 1, 2006	1.65%	1.15%	1.40%

ING VP Small Company Portfolio Initial Term Expires May 1, 2006	1.45%	0.95%	1.20%

ING VP Value Opportunity Portfolio Initial Term Expires May 1, 2006	1.30%	0.80%	1.05%

[1]	Contingent upon shareholder approval of the merger of ING Global Technology Portfolio into ING VP Global Science and Technology Portfolio, to be effective April 28, 2008.

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
ING Lehman Brothers Aggregate Bond Portfolio Initial Term Expires May 1, 2009	0.95%	0.45%	0.70%

ING Morningstar U.S. Growth Index Portfolio Initial Term Expires May 1, 2009	0.97%	0.47%	0.72%

ING Russell Large Cap Index Portfolio Initial Term Expires May 1, 2009	0.87%	0.37%	0.62%

ING Russell Mid Cap Index Portfolio Initial Term Expires May 1, 2009	0.93%	0.43%	0.68%

ING Russell Small Cap Index Portfolio Initial Term Expires May 1, 2009	0.95%	0.45%	0.70%

ING International Index Portfolio Initial Term Expires May 1, 2009	1.00%	0.50%	0.75%

ING WisdomTreeSM Global High-Yielding Equity Portfolio Initial Term Expires May 1, 2009	1.20%	0.70%	0.89%

Date Last Amended: December 19, 2007

/s/
HE

*	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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